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Exhibit 21. Subsidiaries of the Registrant


     The Company has four wholly-owned subsidiaries. All others listed are either direct or indirect subsidiaries of the Bank.

SUBSIDIARIES OF THE COMPANY                 STATE OF INCORPORATION
---------------------------                 ----------------------

Mid America Bank, fsb                       United States
MAF Developments, Inc.                      Illinois
Mid Town Development Corporation            Illinois
Equitable Finance Corp.                     Illinois


SUBSIDIARIES OF THE BANK                    STATE OF INCORPORATION
------------------------                    ----------------------

Mid America Investment Services, Inc.       Illinois
Mid America Insurance Agency, Inc.          Illinois
Mid America Finance Corporation             Illinois
Mid America Mortgage Securities, Inc.       Illinois
N.W. Financial Corporation                  Illinois
Ambria Development Corporation              Illinois
Randall Road Development Corporation        Illinois
Centre Point Title Services, Inc.           Illinois
Reigate Woods Development Corporation       Illinois
MAF Realty Co., L.L.C. - III                Delaware
MAF Realty Co., L.L.C. - IV                 Delaware
Mid America Re, Inc.                        Vermont